Exhibit 99.1

Robert C. Bruce

c/o Oakmont Advisory Group

477 Congress Street

Portland, Maine 04102

Tel: 207-553-2177

Via Email

December 20, 2010

Joseph H. Crabb, Ph.D.

Chairman of the Board of Directors

Michael F. Brigham

President and CEO

Immucell Corporation

Portland, ME 04103

Re:  Resignation from the Immucell Board of Directors

Dear Joe and Mike,

I am writing to tender my resignation from the Board of Directors of Immucell Corporation (the “Company”), effective February 28, 2011, or such earlier date as the Company elects a replacement director. If, in your opinion, no replacement director is needed (in order to fill the financial expert qualifications required for the Chair of the Audit Committee), then please consider this resignation to be effective as of December 31, 2010.

My decision to resign from the Company’s board of directors is not the result of any disagreement with the Company’s operations, policies or procedures.

I have appreciated the opportunity to serve on the Company’s board and wish you and the Company the best as you continue to move forward with Mast-Out and the other initiatives you are pursuing.

Best regards,

/s/ Robert C. Bruce

Robert C. Bruce

Cc:  David J. Champoux, Esq.